UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2019

KANSAS CITY SOUTHERN
(Exact name of registrant as specified in its charter)

DELAWARE	1-4717	44-0663509
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	file number)	Identification Number)

427 West 12th Street, Kansas City, Missouri 64105
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(816) 983 - 1303

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Preferred Stock, Par Value $25 Per Share, 4%, Noncumulative	KSU	New York Stock Exchange
Common Stock, $.01 Per Share Par Value	KSU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On June 17, 2019, The Kansas City Southern Railway Company (“KCSR”), a wholly-owned subsidiary of Kansas City Southern, entered into a severance agreement with the Company’s President and Chief Executive Officer Mr. Patrick J. Ottensmeyer (the “CEO Severance Agreement”), as well as new severance agreements (the “Officer Severance Agreement”) with each of Messrs. Michael W. Upchurch, Jeffrey M. Songer, Brian D. Hancock, Michael J. Naatz, and Adam J. Godderz, and Ms. Lora S. Cheatum (the “Officer Severance Agreement”, and together with the CEO Severance Agreement, the “Severance Agreements”). The Severance Agreements replace and supersede the existing employment agreements between the Company and the respective individuals. The forms of the Severance Agreements are attached as Exhibits 10.1 and 10.2 hereto and incorporated by reference herein. Each of the Severance Agreements entered is identical to the respective form in all material respects.

The Severance Agreements provide for the payment of amounts earned by the executive through the date the executive’s employment was terminated, and severance benefits if the executive’s employment is terminated by the Company without “Cause” or, in the case of the CEO, for “Good Reason” (a “General Severance”), or if within 24 months immediately following a “Change of Control,” the executive’s employment is terminated by the Company without “Cause” or by the executive for “Good Reason” (a “CIC Severance”). “Cause,” “Good Reason,” and “Change of Control” are defined in the Severance Agreement.

In the event of a General Severance, the executive will receive, subject to certain conditions, a cash severance payment equal to one (two in the case of the CEO) times the sum of (a) the executive’s base salary and (b) such executive’s “Severance Bonus” (the amount eligible to be paid to the executive, pursuant to the Company’s Annual Incentive Plan, for the calendar year in which the executive was terminated).

In the event of a CIC Severance, the cash severance payment will be equal to two (three in the case of the CEO) times the sum of (a) the executive’s base salary and (b) such executive’s “Severance Bonus” (the amount eligible to be paid to the executive, pursuant to the Company’s Annual Incentive Plan, for the calendar year in which the executive was terminated, or in the case of an executive other than the CEO, 60% of the executive’s base salary at termination, if greater).

These severance payments will be paid in substantially equal installments over twelve months. In addition, the Company will reimburse the executive, subject to certain conditions, an amount equal to the difference between the monthly COBRA premium paid by the executive for health plan continuation coverage and the monthly premium amount paid by similarly situated active executives, with the term of such payments ranging from up to twelve months in the event of a General Severance and up to eighteen months in the event of a CIC Severance, subject to other early termination provisions.

In order to receive the severance benefits described above, the executive must sign an “Arbitration Agreement” and a “Release.” The severance benefits are also contingent on the executive complying with certain confidentiality, non-disclosure, and non-competition provisions. Under the non-competition provisions, the executive agrees not to compete with the business of the company in any geographic area then served by the Company for a period of one year following the termination of his or her employment. The executive also agrees, subject to certain limitations, to not divert business from the Company, solicit business from customers or prospective customers of the Company, or solicit any employee to leave the employ of the Company.

The foregoing summary of the Severance Agreements is not complete and is qualified in its entirety by reference to the full text of the Severance Agreements attached as Exhibits 10.1 and 10.2 hereto and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1*	Form of Severance Agreement (CEO Version, which the Company has entered into with Patrick J. Ottensmeyer), is attached to this Form 8-K as Exhibit 10.1
10.2*
Form of Severance Agreement (Officer Version, which the Company has entered into with each of Michael W. Upchurch, Jeffrey M. Songer, Brian D. Hancock, Michael J. Naatz, Adam J. Godderz, and Lora S. Cheatum), is attached to this Form 8-K as Exhibit 10.2

*Management contract or compensatory plan or arrangement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

By:	/s/ Adam J. Godderz
Name:	Adam J. Godderz
Title:	General Counsel & Corporate Secretary

Date: June 21, 2019